    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       NANOPHASE TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                              36-3687863
       (State or Other Jurisdiction                  (I.R.S. Employer
     of Incorporation or Organization)            Identification Number)

                453 COMMERCE STREET, BURR RIDGE, ILLINOIS 60521
          (Address of Principal Executive Offices including Zip Code)

 NANOPHASE TECHNOLOGIES CORPORATION AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                ROBERT W. CROSS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       NANOPHASE TECHNOLOGIES CORPORATION
                453 COMMERCE STREET, BURR RIDGE, ILLINOIS 60521
                                 (630) 323-1200
           (Name, Address and Telephone Number of Agent for Service)

                                WITH A COPY TO:

                             MATTHEW S. BROWN, ESQ.
                            LAWRENCE D. LEVIN, ESQ.
                             KATTEN MUCHIN & ZAVIS
                       525 WEST MONROE STREET, SUITE 1600
                            CHICAGO, ILLINOIS 60661
                                 (312) 902-5200

                                                 CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                       Proposed maximum     Proposed maximum
          Title of securities                                           offering price     aggregate offering       Amount of
           to be registered              Amount to be registered(1)      per share(2)           price(2)         registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       2,758,032 shares       See Footnote 2 below      $11,869,539         $3,502
==================================================================================================================================

(1) Includes an indeterminate number of shares of Nanophase Technologies Corporation Common Stock ("Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2)  The amounts are based upon the exercise of options for 1,508,469 shares of Common Stock at an average exercise price of $2.536 per share, and the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on May 19, 1998, with respect to the exercise of options for 1,249,563 shares of Common Stock. Such amounts are used solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933.
================================================================================

                                     PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the Nanophase Technologies Corporation Amended and Restated 1992 Stock Option Plan, as amended (the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed with the Commission by Nanophase Technologies Corporation (the "Company") are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     3. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     A current partner of Katten Muchin & Zavis, which is passing upon the validity of the Common Stock being offered under the Plan, owns less than 1% of the outstanding shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Company's Certificate of Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. The Company has entered into indemnity agreements with each of its directors and its executive officers. These agreements require the Company, among other things, to indemnify such individuals against certain liabilities that may arise by reason of their status or service as directors mor executive officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

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     In addition, Article VII of the Company's Certificate of Incorporation
provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or
(iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company maintains a directors' and officers' insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS

     4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K").

     4.2 By-laws of the Company, incorporated by reference to Exhibit 3.2 to the 1997 10-K.

     4.3 The Nanophase Technologies Amended and Restated 1992 Stock Option Plan, as amended (the "Plan"), incorporated by reference to Exhibit
           10.1 to the Company's Registration Statement on Form S-1 (File No. 333-36937) (the "IPO Registration Statement").

     4.4 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 to the IPO Registration Statement.

     4.5   Form of Option Agreement under the Plan.

     5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

     23.1  Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Katten Muchin & Zavis (contained in their opinion filed as Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9. UNDERTAKINGS.

      1.   The Company hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burr Ridge, State of Illinois, on this 22nd day of May, 1998.

                       NANOPHASE TECHNOLOGIES CORPORATION


                               By:  /s/ ROBERT W. CROSS
                                    -------------------------------------
                                    Robert W. Cross
                                    President and Chief Executive Officer

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Robert W. Cross and Dennis J. Nowak and, each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 22, 1998.

        SIGNATURE                                  TITLE
--------------------------     -----------------------------------------------

  /s/ ROBERT W. CROSS          President, Chief Executive Officer (Principal
--------------------------     Executive Officer) and a Director
      Robert W. Cross

  /s/ DENNIS J. NOWAK          Vice President--Finance and Administration,
--------------------------     Chief Financial Officer, Treasurer and Secretary
      Dennis J. Nowak          (Principal Financial and Accounting Officer)

/s/ LEONARD A. BATTERSON
--------------------------
    Leonard A. Batterson       Chairman of the Board and Director

   /s/ STEVEN LAZARUS
--------------------------
       Steven Lazarus          Director

 /s/ DONALD S. PERKINS
--------------------------
     Donald S. Perkins         Director

 /s/ RICHARD W. SIEGEL
--------------------------
     Richard W. Siegel         Director

/s/ ROBERT W. SHAW, JR.
--------------------------
    Robert W. Shaw, Jr.        Director

                                EXHIBIT INDEX

Exhibit
Number                             Description
------   ----------------------------------------------------------------------

  4.5    Form of Option Agreement under the Plan.

  5 Opinion of Katten Muchin & Zavis as to the legality of the shares of Common Stock being offered under the Plan.

 23.1    Consent of Ernst & Young LLP, independent auditors.

 23.2    Consent of Katten Muchin & Zavis (contained in their opinion filed as
         Exhibit 5).

 24 Power of Attorney (included on the signature page of this Registration Statement).